Exhibit 21

Subsidiaries of Hilb Rogal & Hobbs Company

Name of Subsidiary	State/Province of Incorporation
Bay Technology Group LLC	Delaware

Bliss & Glennon, Inc. (3 locations)	California

Essenale, Ltd.	Bermuda

Frank F. Haack & Associates, Inc.	Wisconsin

Freberg Environmental, Inc. (4 locations)	Colorado

HRH Financial Institutions Group, Inc.	Pennsylvania

HRH Insurance Services of Nevada, Inc.	Nevada

HRH Consulting Group, LLC	New York

HRH Securities, LLC	New York

HRH Security Services, Inc. (4 locations)	Pennsylvania

Hilb, Rogal and Hamilton Insurance Services of Orange County, Inc.	California

Hilb Rogal & Hobbs of Alabama, Inc. (5 locations)	Alabama

Hilb Rogal & Hobbs of Appleton, Inc.	Wisconsin

Hilb Rogal & Hobbs of Arizona, Inc. (3 locations)	Arizona

Hilb Rogal & Hobbs of Atlanta, Inc.	Georgia

Hilb Rogal & Hobbs of Baltimore, Inc.	Maryland

Hilb Rogal & Hobbs of Chicago, Inc.	Illinois

Hilb Rogal & Hobbs of Colorado, Inc.	Colorado

Hilb Rogal & Hobbs of Connecticut, LLC (3 locations)	Connecticut

Hilb Rogal & Hobbs of Gainesville, Inc.	Georgia

Hilb, Rogal and Hamilton Company of Gainesville, Florida, Inc.	Florida

Hilb Rogal & Hobbs of Grand Rapids, Inc.	Michigan

Hilb Rogal & Hobbs of Illinois, LLC	Illinois

Hilb, Rogal and Hamilton Company of Illinois (2 locations)	Illinois

Exhibit 21 (Continued)

Subsidiaries of Hilb Rogal & Hobbs Company

Name of Subsidiary	State/Province of Incorporation
Hilb Rogal & Hobbs of Kansas, Inc. (3 locations)	Kansas

Hilb Rogal & Hobbs of Lansing, Inc. (2 locations)	Michigan

Hilb Rogal & Hobbs of Massachusetts, LLC (3 locations)	Virginia

Hilb Rogal & Hobbs of Metropolitan Washington, Inc.	Delaware

Hilb Rogal & Hobbs of Nebraska, Inc.	Nebraska

Hilb, Rogal and Hamilton Company of New York, LLC	New York

Hilb Rogal & Hobbs of Northern New England, Inc. (4 locations)	Maine

Hilb Rogal & Hobbs of Northern New Jersey, LLC (2 locations)	New Jersey

Hilb Rogal & Hobbs of Oak Brook, LLC	Illinois

Hilb Rogal & Hobbs of Ohio, Inc.	Ohio

Hilb Rogal & Hobbs of Oklahoma, Inc.	Oklahoma

Hilb Rogal & Hobbs of Oregon, Inc. (2 locations)	Oregon

Hilb Rogal & Hobbs of Orlando, Inc.	Florida

Hilb Rogal & Hobbs of Philadelphia, LLC	Pennsylvania

Hilb Rogal & Hobbs of Pittsburgh, LLC	Pennsylvania

Hilb Rogal & Hobbs of Port Huron, Inc.	Michigan

Hilb, Rogal and Hamilton Company of San Antonio, Inc. (2 locations)	Texas

Hilb Rogal & Hobbs of Savannah, Inc.	Georgia

Hilb, Rogal and Hamilton Company of South Florida, Inc.	Florida

Hilb, Rogal and Hamilton Company of Southwest Florida, Inc.	Florida

Hilb, Rogal and Hamilton Company of Tampa Bay, Inc.	Florida

Hilb Rogal & Hobbs of Tennessee, Inc.	Tennessee

Hilb Rogal & Hobbs of Texas, LP (14 locations)	Texas

Hilb Rogal & Hobbs of Upstate New York, LLC (2 locations)	Delaware

Hilb Rogal & Hobbs of Vero Beach, Inc.	Florida

Exhibit 21 (Continued)

Subsidiaries of Hilb Rogal & Hobbs Company

Name of Subsidiary	State/Province of Incorporation
Hilb Rogal & Hobbs of Virginia (3 locations)	Virginia

Hilb Rogal & Hobbs Insurance Services of Aliso Viejo, LLC	California

Hilb Rogal & Hobbs Insurance Services of California, Inc. (28 locations)	California

Hilb Rogal & Hobbs Insurance Services of Long Beach, LLC	California

Hilb Rogal & Hobbs Services Company	Virginia

Hobbs Group Insurance Brokers, LLC (11 locations)	Massachusetts

Hobbs Group Investment Advisors, LLC	Delaware

Hobbs Group, Inc.	Maryland

Hobbs Group, Inc.	Massachusetts

Hobbs Group, Inc. (2 locations)	Texas

Hobbs Group (NY), LLC (10 locations)	New York

Hunt Insurance Group, Inc.	Florida

Integrated Risk Solutions Insurance Services, LLC	California

Integrated Risk Solutions Insurance Services, LLC	Delaware

Kirklin & Company, LLC	Delaware

Maclean, Oddy & Associates, Inc.	Texas

New World E & S, LLC	Delaware

NIB/Lees Preston Ltd.	United Kingdom

Oakley Holdings Ltd.	United Kingdom

Premium Funding Associates, Inc.	Connecticut

Professional Practice Insurance Brokers, Inc. (Southeast)	North Carolina

Smith, Bell and Thompson, Inc.	Vermont

Thomas M. Murphy & Associates, Inc.	Connecticut

Exhibit 21 (Continued)

Subsidiaries of Hilb Rogal & Hobbs Company

Name of Subsidiary	State/Province of Incorporation
The Managing Agency Group, Inc.	Connecticut

Westport Financial Services, LLC (5 locations)	Delaware

Westport Insurance Agency, Inc.	Delaware

Westport Insurance Agency, LLC	Delaware

Westport Insurance Brokerage, LLC	Massachusetts

Westport Insurance Agency, LLC	Texas

Westport Worldwide, LLC	Delaware

Each of the above subsidiaries is 100% owned by the registrant except for NIB/Lees Preston Ltd. and Oakley Holdings Ltd. which are owned 70% by the registrant.